                                                                     Exhibit 2.1

                               EXCHANGE AGREEMENT

         EXCHANGE AGREEMENT, made as of the 1st day of March, 1999 among DAG Media, Inc., a New York corporation ("DAG"), Dapey Assaf-Dapey Zahav, Ltd. ("DAZ"), Dapey Assaf-Hamadrikh Leassakim Israelim Be New York, Ltd. ("DAH"), Assaf Ran ("Ran"), Dvir Langer ("Langer"), Eyal Huberfeld ("Huberfeld"), Avi Shefi ("Shefi") and Daniel Frank ("Frank").

                              W I T N E S S E T H:

         WHEREAS, Ran owns 100% of the issued and outstanding common shares, no par value, of DAZ; and

         WHEREAS, Ran, Langer, Huberfeld, Shefi and Frank own 100% of the issued and outstanding common shares, no par value, of DAH; and

         WHEREAS, DAG intends to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission covering the public sale of 1,250,000 of its common shares, par value $.001 per share (the "Common Shares"); and

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Immediately prior to the effective date of the Registration Statement, (a) Ran will convey, transfer, contribute and assign to DAG all of his common shares in DAZ in exchange for 1,250,000 DAG Common Shares and (b) each of Ran, Langer, Huberfeld, Shefi and Frank will convey, transfer, contribute and assign to DAG all of his common shares in DAH in exchange for such number of DAG Common Shares as is set forth opposite their names below:

           ------------------------------- ------------------------
           Ran                                             238,095
           ------------------------------- ------------------------
           Langer                                          148,809
           ------------------------------- ------------------------
           Huberfeld                                        29,762
           ------------------------------- ------------------------
           Shefi                                            29,762
           ------------------------------- ------------------------
           Frank                                            29,762
           ------------------------------- ------------------------

         2. Each of Ran, Langer, Huberfeld, Shefi and Frank represent and warrant to the other shareholders and to DAG that he owns his common shares of DAZ and DAH, as the case may be, free and clear of all liens, pledges, mortgages and other security interests.

         3. Each of the parties hereto will report the transfers described in Paragraph 1 hereof, together with the sale of the DAG Common Shares pursuant to the Registration Statement as a single transaction pursuant to section 351 of the Internal revenue Code of 1986, as amended and any corresponding provisions under state and local laws, and shall take such action and shall file such forms, returns and statements as may be required under such section and the income tax regulations promulgated thereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date, month and year first above written.

                                       DAG MEDIA, INC.

                                       BY:
                                           ----------------------------
                                              Assaf Ran, President

                                       DAPEY ASSAF-DAPEY ZAHAV, LTD.

                                       BY:
                                           ----------------------------
                                              Assaf Ran, President

                                       DAPEY ASSAF-HAMADRIKH LEASSAKIM
                                           ISRAELIM BE NEW YORK, LTD.

                                       BY:
                                           ----------------------------
                                              Assaf Ran, President


                                       --------------------------------
                                       ASSAF RAN


                                       --------------------------------
                                       DVIR LANGER


                                       --------------------------------
                                       EYAL HUBERFELD


                                       --------------------------------
                                       AVI SHEFI


                                       --------------------------------
                                       DANIEL FRANK